GOLDCORP INC.

Section 906 Certification
under Sarbanes-Oxley Act of 2002
by Chief Financial Officer

I, Brad J. Boland, Vice President, Finance of Goldcorp Inc. (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

a.	Based on my knowledge, the Company’s Annual Report on Form 40-F for the fiscal year ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b.	Based on my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 15, 2003	/s/ Brad J. Boland

Brad J. Boland Vice President, Finance